Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-277815) on Form F-3 and Registration Statements (No. 333-281570, No. 333-270305, No. 333-122801, No. 333-13694, No. 333-155173, No. 333-155172, No. 333-158239, No. 333-168544, No. 333-199117, and No. 333-248215) on Form S-8 of our report dated 26 February 2024, except for Note 2, as to which the date is 10 March 2025 with respect to the consolidated financial statements of Smith & Nephew plc and subsidiaries.

/s/ KPMG LLP

London, United Kingdom

10 March 2025